SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549





                             FORM 8-K
                          Current Report

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 19, 1996



                      Lynch Corporation
      (Exact name of registrant as specified in its charter)



        INDIANA                    1-106           38-1799862
(State or other jurisdiction   (Commission     (IRS Employer
    of Corporation)            file Number)   Identification No.)



     Eight Sound Shore Drive, Suite 290, Greenwich, CT 06830
Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: 203/629-3333




  (Former name or former address, if changed since last report)

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Item 4.   Changes in Registrant's Independent Auditors

     Effective March 19, 1996, The Morgan Group, Inc. ("Morgan"), dismissed Arthur Andersen, LLP and retained Ernst & Young, LLP, which audits Registrant. The decision to change auditors was approved by Morgan's Board of Directors and Registrant's Audit Committee.

     Arthur Andersen's report on Morgan's financial statements during the 1995 fiscal year prior to its replacement contained no adverse opinion or disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles.

     During the 1995 fiscal year, there were no disagreements between Morgan and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction or Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.



Item 7.  Financial Statements and Exhibits

     Exhibit 16 - Letter Re: Change in Certifying Accountant

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   LYNCH CORPORATION
                                   (Registrant)



                                   s/ Robert E. Dolan
                                      Robert E. Dolan
                                      Chief Financial Officer


Date:  March 26, 1996
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